Exhibit 10.12
The security interest granted pursuant to this instrument is subordinated to other security interests pursuant to, and to the extent provided in, and is otherwise subject to the terms of, the Intercreditor Agreement, dated as of June 30, 2008, between BHC Interim Funding III L.P., as Junior Creditor, and PNC Bank, National Association, as Agent under the Revolving Credit and Security Agreement, as Senior Creditor, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.
COPYRIGHT SECURITY AGREEMENT
     THIS COPYRIGHT SECURITY AGREEMENT (as may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) is dated and made as of June 30, 2008 by TwinVision of North America, Inc., a North Carolina corporation (the “Grantor”), with its chief executive office and principal place of business at 4018 Patriot Drive, Durham, North Carolina 27703 in favor of BHC Interim Funding III, L.P., a Delaware limited partnership (the “Lender”), with its office at 444 Madison Avenue, New York, New York 10022.
W I T N E S S E T H:
     WHEREAS, Digital Recorders, Inc., a North Carolina corporation (“Digital”), DRI Corporation, a North Carolina corporation, Grantor and Lender are parties to that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), pursuant to which Lender is concurrently making the Term Loan to Grantor and Digital; and
     WHEREAS, it is a condition precedent to the effectiveness of the Loan and Security Agreement that Grantor shall have executed this Agreement and granted a security interest in favor of Lender, as contemplated hereby; and
     WHEREAS, this Agreement is given and is intended to provide additional security for the Obligations.
     NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Loan and Security Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees with Lender as follows:
     1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan and Security Agreement. In addition, the following term has the meaning set forth below:
          “Copyrights” means all of Grantor’s now-owned or existing or hereafter acquired or arising, right, title and interest in and to any and all copyrights, copyright registrations and renewals (“Registrations”), and applications for copyright registrations and renewals (“Applications”), and (a) all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements thereof, (b) the right to sue for past, present and future infringements thereof, (c)  all other rights corresponding thereto throughout the world, and (d) all proceeds thereof.
     2. Security Interest. As collateral security for the Obligations, Grantor hereby grants to Lender, a valid, continuing security interest in and Lien on the Copyrights, with power of sale to the extent permitted by law (the “Security Interest”).
     3. Representations, Warranties and Agreements. Grantor hereby represents, warrants and agrees as follows (all of which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated by the Loan Documents):
          (a) Copyrights. Exhibit A accurately lists all Registrations and Applications owned by Grantor as of the date hereof. Each of the Registrations and Applications listed or required to be listed on Exhibit A is subsisting, has not been adjudged invalid or unenforceable, in whole or in part, and is valid and enforceable. If, before the Obligations shall have been paid and satisfied in full, Grantor shall (a) become aware of any existing Registrations or Applications of which Grantor has not previously informed Lender, or (b) become entitled to the benefit of any Registrations or Applications, which benefit is not in existence on the date hereof, the provisions of this Agreement above shall automatically apply thereto and Grantor shall give to Lender prompt written notice thereof. Grantor hereby authorizes Lender to modify this Agreement by amending Exhibit A by replacing it with any such amended schedule provided by Grantor under the provisions of this paragraph.
          (b) Title. Grantor has sole and absolute title to each of the Copyrights free and clear of all Liens (subject only to the Security Interest and, to the extent applicable, Permitted Encumbrances). Grantor (i) will have, at the time Grantor acquires any rights in Copyrights hereafter arising, sole and absolute title to each such Copyright free and clear of all Liens (subject only to the Security Interest and, to the extent applicable, Permitted Encumbrances), and (ii) will keep all Copyrights free and clear of all Liens (subject only to the Security Interest and, to the extent applicable, Permitted Encumbrances). No other person has any rights in or to any Copyrights owned by Grantor (as opposed to licensed to Grantor), except licensees which were granted written licenses to the Copyrights prior to the date hereof and which constitute Permitted Encumbrances.
          (c) Valid Security Interest. This Agreement creates a continuing, valid security interest in favor of Lender in the Copyrights, as security for the Obligations. By its signature hereto, Grantor hereby authorizes Lender to file against Grantor, one or more financing, continuation or amendment statements pursuant to the UCC. Upon the filing of such financing, continuation or amendment statement, the Security Interest will be a valid and perfected security interest with priority over all other Liens (subject only to Permitted Encumbrances), to the extent that the Uniform Commercial Code is applicable to security interests in Copyrights.
     To the extent that Federal or foreign copyright laws are applicable to security interests in copyrights, the recordation of this Agreement or other applicable instrument or document in the United States Copyright Office (or, as applicable, any foreign office or agency responsible for

Copyright registration, recordation, or similar matters) against or relative to the Copyrights will render Lender’s Security Interest in the Copyrights effective against subsequent purchasers and mortgages of such Copyrights.
          (d) No Notices or Approvals. No authorization or approval or other actions by, and no notice to or filing with, any governmental authority or any other Person is required for (i) the grant by Grantor, or the perfection of, the Security Interest purported to be created hereunder by Grantor in the Copyrights or (ii) the exercise by Lender of any of its rights and remedies hereunder except for the UCC filings and recordation of this Agreement in the United States Copyright Office (or, as applicable, foreign equivalent), as described in (c) of this Section. No shareholder agreements exist that would require the approval or other action by any governmental authority or any Person for any of the actions or events described in the preceding sentence.
          (e) No Sale. Except as otherwise provided herein, Grantor will not sell, transfer, encumber, license, or otherwise dispose of any of the Copyrights, or any right, title, or interest therein (including, without limitation, pursuant to any agreement with respect thereto) without Lender’s prior written consent.
          (f) Infringement; Defense. To the best of Grantor’s knowledge, no infringement, violation, or unauthorized use is presently being made of any of the Copyrights by any Person. The past, present and contemplated future use of the Copyrights by Grantor has not, does not, and will not infringe upon or violate any right, privilege or license of or with any other Person. Grantor will at its own expense, and using its best commercially reasonable efforts, protect and defend the Copyrights against all claims or demands of all Persons other than Lender, the Senior Lien Lender, and licensees.
          (g) Maintenance. Grantor will at its own expense maintain the Copyrights to the extent reasonably advisable in its business including, but not limited to, payment of maintenance fees, filing all applications to register and all affidavits and renewals possible with respect to issued registrations. Grantor covenants that, except if it determines not to proceed with an application or maintenance of a Copyright for reasonable and legitimate business purposes (for example, non-use), it will neither fail to renew nor fail to pay any maintenance or other fee due and payable on any such Copyrights, nor fail to file any required affidavit in support thereof, without first providing Lender: (i) sufficient written notice (in the manner and at the address set forth in the Loan and Security Agreement) to allow Lender to timely pay any such maintenance or other fees which may become due on any of the Copyrights, or to file any affidavit or renewal with respect thereto, and (ii) without impairing or otherwise limiting the power of attorney in favor of Lender set forth below, a separate written power of attorney or other authorization to pay such maintenance or other fees, or to file such affidavit, should such be necessary or desirable.
          (h) Lender’s Right to Take Action. If Grantor fails to perform or observe any of the covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after Lender gives Grantor written notice thereof (or, in the case of the agreements contained in subsections (b)(ii), (e), or (g), immediately upon the occurrence of such failure, without notice or lapse of time), or if Grantor notifies Lender that it intends to abandon any of the Copyrights, Lender may (but need not) perform or observe such covenant or agreement on behalf and in the name, place and stead of Grantor (or, at Lender’s option, in Lender’s own name) and may (but need not) take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure. Lender shall not have any duty with respect to the Copyrights. Without limiting the generality of the foregoing, Lender shall not be under any obligation to take any steps to preserve rights in the Copyrights against any other parties, but Lender may do so at its option as provided in this Agreement.
          (i) Costs and Expenses. Grantor shall pay Lender on demand the amount of all moneys expended and all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with or as a result of Lender taking action under subsection (h) or exercising its rights under Section 7 hereof, together with interest thereon after the date demanded by Lender at the highest rate then applicable to any of the Obligations if not otherwise paid by Grantor on demand.
          (j) Power of Attorney. To facilitate Lender’s taking action under subsection (h) and exercising its rights under Section 7 hereof, after and during the continuance of an Event of Default, Grantor hereby irrevocably appoints (which appointment is coupled with an interest) Lender, or its delegate, as the attorney-in-fact of Grantor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Grantor, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Grantor under this Section 3, or, necessary for Lender, after and during the continuance of an Event of Default, to exercise its remedies under Section 7 hereof. Grantor hereby ratifies all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein is coupled with an interest and shall be irrevocable until the indefeasible payment and performance in full of all Obligations.
     4. Grantor’s Use of the Copyrights. Grantor and its related parties and affiliates shall be permitted to control and manage the Copyrights, including the right to exclude others from reproducing, distributing, performing, displaying or preparing derivative works based upon the Copyrights and exercising any licenses thereto and specifically including any right to enter into any licenses, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default exists.
     5. No Royalties. Grantor hereby agrees that Lender’s right to use the Copyrights as authorized hereunder in connection with Lender’s exercise of its rights and remedies under Section 7 hereof or under the Loan and Security Agreement shall be co-extensive with Grantor’s rights in and to such Copyrights and Lender shall have no liability to Grantor for royalties or other related charges on account of any such use.
     6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (a) an Event of Default, as defined in the Loan and Security Agreement, shall occur; or (b) Grantor shall fail to observe or perform any covenant or agreement herein binding on it which is not cured within ten (10) days after notice to Grantor by Lender of the occurrence of such failure; or (c) any of the representations or warranties contained in Section 3 hereof shall prove to have been incorrect in any material respect when made.
     7. Remedies. Upon the occurrence and during the continuation of an Event of Default, Lender may, at its option, take any or all of the following actions:
          (a) Lender may exercise any or all remedies available under the Loan and Security Agreement.
          (b) Lender may sell, assign, transfer, pledge, encumber, license or otherwise dispose of the Copyrights.
          (c) Lender may enforce the Copyrights and any licenses thereunder, and if Lender shall commence any suit for such enforcement, Grantor shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such enforcement.
          (d) Lender shall have, in addition to all of the rights and remedies hereunder, all rights and remedies allowed by law and the rights and remedies of Lender under the UCC.
     Upon the occurrence and during the continuation of an Event of Default, upon Lender’s demand, Grantor agrees to assign, convey and otherwise transfer title in and to the Copyrights to Lender or any transferee of Lender and to execute and deliver to Lender or any such transferee all such agreements, documents and instruments as may be necessary, in the exercise of Lender’s commercially reasonable judgment, to effect such assignment, conveyance and transfer.
     8. Miscellaneous. The execution, delivery and performance of this Agreement is within Grantor’s corporate powers, has been duly authorized by all necessary corporate action, is not in contravention of law or the terms of Grantor’s by-laws or certificate of incorporation or other applicable documents relating to Grantor’s formation or to the conduct of Grantor’s business or of any material agreement or undertaking to which Grantor is a party or by which Grantor is bound. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Lender. A waiver signed by Lender shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Lender’s rights or remedies. All rights and remedies of Lender whether established hereby, by the Loan and Security Agreement, by any other document or by law, shall be cumulative and may be exercised singularly or concurrently, at Lender’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other right. Lender shall not be obligated to preserve any rights Grantor may have against prior parties, to realize on the Copyrights at all or in any particular manner or order, or to apply any cash proceeds of the Copyrights in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Grantor and Lender and their respective participants, successors and permitted assigns (provided that Grantor shall not assign its rights and obligations under this Agreement without Lender’s prior written consent) and shall take effect when signed by Grantor and delivered to Lender, and Grantor waives notice of Lender’s acceptance hereof. Lender may execute this Agreement if appropriate for the purpose of filing, but the failure of Lender to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement shall have the same force and effect as the original for all purposes of a financing statement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.
     9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     10. WAIVER OF JURY TRIAL. GRANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. GRANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GRANTOR AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     11. CONSENT TO JURISDICTION. GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE LITIGATED IN SUCH COURTS. GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GRANTOR, AT GRANTOR’S ADDRESS AS SET FORTH IN THE LOAN AND SECURITY AGREEMENT (OR AS MOST RECENTLY NOTIFIED BY GRANTOR IN WRITING IN ACCORDANCE WITH THE LOAN AND SECURITY AGREEMENT) AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

     IN WITNESS WHEREOF, the parties have executed this Copyright Security Agreement as of the date written above.

GRANTOR:

TWINVISION OF NORTH AMERICA, INC.

By:	/S/ DAVID L. TURNEY
Name:	David L. Turney
Title:	CEO/President

LENDER:

BHC INTERIM FUNDING III, L.P.
By: BHC Interim Funding Management, L.L.C., its General Partner
By: BHC Investors II, L.L.C., its Managing Member
By: GHH Holdings, L.L.C.

By:	/S/ GERALD H. HOUGHTON

Name:	Gerald H. Houghton
Title:	Managing Member

EXHIBIT A
COPYRIGHT REGISTRATIONS AND RENEWALS AND APPLICATIONS

Copyright:	Application/Registration No.:

Exhibit A